Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:
Dan Wilinsky
+1 303 397 2468
dan.wilinsky@ihs.com

IHS Inc. Reports Fourth Quarter and Full-Year 2013 Results

ENGLEWOOD, Colo. (January 7, 2014) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the fourth quarter and full year ended November 30, 2013.

•	Quarterly revenue of $560 million, up 35 percent from the prior-year period

•	Quarterly organic revenue growth rate for subscription-based business of 7 percent

•	Adjusted EBITDA of $170 million, or 30.3 percent of revenue for the quarter

•	Adjusted earnings per diluted share (adjusted EPS) of $1.46, up 3 percent from the prior-year period

•	Full-year free cash flow of $405 million, up 62 percent from the prior-year period

Adjusted EBITDA, adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Fourth Quarter and Full-Year 2013 Financial Performance

	Three months ended November 30,		Change		Year ended November 30,		Change
(in thousands, except percentages and per share data)	2013	2012	$	%	2013	2012	$	%
Revenue	$559,675	$414,358	$145,317	35%	$1,840,631	$1,529,869	$310,762	20%

Net income	$40,810	$46,420	$(5,610)	(12)%	$131,733	$158,168	$(26,435)	(17)%
Adjusted EBITDA	$169,565	$139,993	$29,572	21%	$561,768	$484,971	$76,797	16%

GAAP EPS	$0.60	$0.69	$(0.09)	(13)%	$1.95	$2.37	$(0.42)	(18)%
Adjusted EPS	$1.46	$1.42	$0.04	3%	$5.06	$4.75	$0.31	7%

Cash flow from operations	$151,786	$68,117	$83,669	123%	$496,155	$314,373	$181,782	58%
Free cash flow	$126,463	$53,084	$73,379	138%	$405,421	$249,641	$155,780	62%

“We are very pleased with the results we were able to deliver this quarter, including 7 percent organic growth in our subscription business,” said Scott Key, IHS president and chief executive officer. “We saw improving pipelines as we entered the quarter and were further helped by the realization of some deals that had slipped out of third quarter and by very strong performance at Polk.”

“Full year free cash flow and free cash flow conversion were very robust,” said Todd Hyatt, IHS chief financial officer. “The cash generative nature of our business model should allow us to continue to de-lever throughout 2014.”

Fourth Quarter and Full-Year 2013 Revenue Performance

Fourth quarter 2013 revenue increased 35 percent compared to the fourth quarter of 2012, and full-year 2013 revenue increased 20 percent compared to the same period of 2012. The components of revenue growth for these periods are described below by segment and in total.

	Increase in revenue
	Fourth quarter 2013 vs. fourth quarter 2012			2013 vs. 2012
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Organic	Acquisitive	Foreign Currency
Americas	6%	47%	(1)%	4%	24%	—%
EMEA	3%	12%	—%	3%	7%	(1)%
APAC	(2)%	8%	(1)%	7%	6%	(1)%
Total	4%	32%	(1)%	4%	17%	(1)%

The subscription-based business grew 7 percent organically in the current quarter compared to the fourth quarter of 2012, as described in the following table.

	Three months ended November 30,		Percent change		Year ended November 30,		Percent change
(in thousands, except percentages)	2013	2012	Total	Organic	2013	2012	Total	Organic
Subscription revenue	$418,309	$302,187	38%	7%	$1,404,984	$1,157,347	21%	6%
Non-subscription revenue	141,366	112,171	26%	(3)%	435,647	372,522	17%	(3)%
Total revenue	$559,675	$414,358	35%	4%	$1,840,631	$1,529,869	20%	4%

Fourth Quarter and Full-Year 2013 Segment Performance

On a consolidated basis, IHS continued to deliver solid organic revenue growth across all regions. Segment results were as follows:

•
Americas. Fourth quarter revenue for the Americas increased $126 million, or 52 percent, to $369 million, and included 5 percent organic growth for the subscription-based business. Fourth quarter adjusted EBITDA for the Americas increased $33 million, or 33 percent, to $133 million. Fourth quarter operating income for the Americas increased $18 million, or 25 percent, to $91 million.

Full-year revenue for the Americas increased $250 million, or 27 percent, to $1.163 billion. Full-year adjusted EBITDA for the Americas increased $89 million, or 24 percent, to $458 million. Full-year operating income for the Americas increased $41 million, or 16 percent, to $304 million.

•
EMEA. Fourth quarter revenue for EMEA increased $17 million, or 14 percent, to $139 million, and included 10 percent organic growth for the subscription-based business. Fourth quarter adjusted EBITDA for EMEA was relatively flat at $38 million. Fourth quarter operating income for EMEA decreased $1 million, or 3 percent, to $25 million.

Full-year revenue for EMEA increased $40 million, or 9 percent, to $483 million. Full-year adjusted EBITDA for EMEA decreased $11 million, or 9 percent, to $115 million. Full-year operating income for EMEA decreased $14 million, or 15 percent, to $81 million. EMEA profit was impacted by product mix, investment in growth and increased selling costs.

•
APAC. Fourth quarter revenue for APAC increased $3 million, or 6 percent, to $52 million, and included 9 percent organic growth for the subscription-based business. Fourth quarter adjusted EBITDA for APAC decreased $3 million, or 17 percent, to $14 million. Fourth quarter operating income for APAC decreased $3 million, or 21 percent, to $13 million. APAC profit reflects continued investment in long-term growth in the region.

Full-year revenue for APAC increased $21 million, or 12 percent, to $195 million. Full-year adjusted EBITDA for APAC decreased $2 million, or 5 percent, to $45 million. Full-year operating income for APAC decreased $4 million, or 9 percent, to $42 million.

Outlook (forward-looking statement)

For the year ending November 30, 2014, IHS expects:

•	Revenue in a range of $2.17 billion to $2.23 billion, including 6-7 percent organic growth on the subscription base;

•	Adjusted EBITDA in a range of $675 million to $705 million; and

•	Adjusted EPS in a range of $5.50 to $5.85 per diluted share.

Additionally, for the year ending November 30, 2014, IHS expects:

•	Depreciation expense to be approximately $75-80 million;

•	Amortization expense related to acquired intangible assets to be approximately $135-140 million;

•	Net interest expense to be approximately $55-60 million;

•	Stock-based compensation expense to be approximately $185-195 million;

•	An adjusted tax rate of approximately 28-30 percent;

•	An effective GAAP tax rate of approximately 20-22 percent; and

•	Fully diluted shares to be approximately 69-70 million.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

For additional information related to the earnings conference call, see the related supplemental presentation posted to our website at www.ihs.com.

As previously announced, IHS will hold a conference call to discuss fourth quarter 2013 results on January 7, 2014, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA, adjusted net income, adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA, adjusted net income, adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS Forward-Looking Statements:
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” the negative of these terms and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to net income, net income per share, and expected operating results, such as revenue growth and earnings.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates, our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries, our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business, the extent to which we are successful in gaining new long term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services, our ability to successfully identify and integrate acquisitions into our existing businesses and manage risks associated therewith, and the other factors described under the caption “Risk Factors” in our most recent annual report on Form 10-K and subsequent Forms 10-Q, along with our other filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS Inc. (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs 8,000 people in 31 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2013 IHS Inc. All rights reserved.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	November 30, 2013	November 30, 2012
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$258,367	$345,008
Accounts receivable, net	459,263	372,117
Income tax receivable	—	20,464
Deferred subscription costs	49,327	47,065
Deferred income taxes	70,818	55,084
Other	43,065	24,145
Total current assets	880,840	863,883
Non-current assets:
Property and equipment, net	245,566	163,013
Intangible assets, net	1,144,464	554,552
Goodwill	3,065,181	1,959,223
Other	23,562	8,540
Total non-current assets	4,478,773	2,685,328
Total assets	$5,359,613	$3,549,211
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$395,527	$170,102
Accounts payable	57,001	52,079
Accrued compensation	89,460	50,497
Accrued royalties	36,289	33,637
Other accrued expenses	98,187	55,304
Income tax payable	9,961	—
Deferred revenue	560,010	515,318
Total current liabilities	1,246,435	876,937
Long-term debt	1,779,065	890,922
Accrued pension and postretirement liability	27,191	30,027
Deferred income taxes	361,267	139,235
Other liabilities	38,692	27,732
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,901,101 and 67,621,367 shares issued, and 67,382,298 and 65,577,530 shares outstanding at November 30, 2013 and November 30, 2012, respectively	679	676
Additional paid-in capital	788,670	681,409
Treasury stock, at cost: 518,803 and 2,043,837 shares at November 30, 2013 and November 30, 2012, respectively	(45,945)	(139,821)
Retained earnings	1,220,520	1,088,787
Accumulated other comprehensive loss	(56,961)	(46,693)
Total stockholders’ equity	1,906,963	1,584,358
Total liabilities and stockholders’ equity	$5,359,613	$3,549,211

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended November 30,		Year ended November 30,
	2013	2012	2013	2012
Revenue	$559,675	$414,358	$1,840,631	$1,529,869
Operating expenses:
Cost of revenue (includes stock-based compensation expense of $2,646; $1,739; $8,271 and $6,206 for the three and twelve months ended November 30, 2013 and 2012, respectively)	217,406	158,907	748,184	624,514
Selling, general and administrative (includes stock-based compensation expense of $45,011; $28,872; $154,180 and $115,337 for the three and twelve months ended November 30, 2013 and 2012, respectively)	215,807	143,503	680,989	534,043
Depreciation and amortization	50,950	31,560	158,737	118,243
Restructuring charges	2,175	4,749	13,458	16,829
Acquisition-related costs	5,369	675	23,428	4,147
Net periodic pension and postretirement expense	4,895	18,919	11,619	24,917
Other expense (income), net	2,279	569	6,012	(111)
Total operating expenses	498,881	358,882	1,642,427	1,322,582
Operating income	60,794	55,476	198,204	207,287
Interest income	392	325	1,271	999
Interest expense	(16,226)	(5,736)	(44,582)	(20,573)
Non-operating expense, net	(15,834)	(5,411)	(43,311)	(19,574)
Income from continuing operations before income taxes	44,960	50,065	154,893	187,713
Provision for income taxes	(4,150)	(3,656)	(23,059)	(29,564)
Income from continuing operations	40,810	46,409	131,834	158,149
Income (loss) from discontinued operations, net	—	11	(101)	19
Net income	$40,810	$46,420	$131,733	$158,168

Basic earnings per share
Income from continuing operations	$0.61	$0.70	$1.98	$2.40
Income (loss) from discontinued operations, net	$—	$—	$—	$—
Net income	$0.61	$0.70	$1.98	$2.40
Weighted average shares used in computing basic earnings per share	67,403	65,974	66,434	65,840

Diluted earnings per share
Income from continuing operations	$0.60	$0.69	$1.95	$2.37
Income (loss) from discontinued operations, net	$—	$—	$—	$—
Net income	$0.60	$0.69	$1.95	$2.37
Weighted average shares used in computing diluted earnings per share	68,416	67,136	67,442	66,735

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year ended November 30,
	2013	2012
Operating activities:
Net income	$131,733	$158,168
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	158,737	118,243
Stock-based compensation expense	162,451	121,543
Impairment of assets	1,629	—
Excess tax benefit from stock-based compensation	(14,334)	(13,199)
Net periodic pension and postretirement expense	11,619	24,917
Pension and postretirement contributions	(13,299)	(68,339)
Deferred income taxes	(34,312)	(16,451)
Change in assets and liabilities:
Accounts receivable, net	(24,427)	(35,410)
Other current assets	(672)	(2,246)
Accounts payable	(10,069)	22,383
Accrued expenses	50,753	(17,567)
Income tax payable	65,887	21,220
Deferred revenue	10,378	692
Other liabilities	81	419
Net cash provided by operating activities	496,155	314,373
Investing activities:
Capital expenditures on property and equipment	(90,734)	(64,732)
Acquisitions of businesses, net of cash acquired	(1,487,034)	(306,268)
Intangible assets acquired	—	(3,700)
Change in other assets	1,347	1,708
Settlements of forward contracts	4,524	(2,268)
Net cash used in investing activities	(1,571,897)	(375,260)
Financing activities:
Proceeds from borrowings	1,375,000	750,001
Repayment of borrowings	(268,909)	(493,080)
Payment of debt issuance costs	(17,360)	(824)
Excess tax benefit from stock-based compensation	14,334	13,199
Proceeds from the exercise of employee stock options	549	2,938
Repurchases of common stock	(97,164)	(92,823)
Net cash provided by financing activities	1,006,450	179,411
Foreign exchange impact on cash balance	(17,349)	(8,201)
Net increase (decrease) in cash and cash equivalents	(86,641)	110,323
Cash and cash equivalents at the beginning of the period	345,008	234,685
Cash and cash equivalents at the end of the period	$258,367	$345,008

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three months ended November 30,		Percent change		Year ended November 30,		Percent change
	2013	2012	Total	Organic	2013	2012	Total	Organic
Revenue by segment:
Americas revenue	$368,510	$242,733	52%	6%	$1,162,582	$912,490	27%	4%
EMEA revenue	138,711	121,947	14%	3%	483,373	443,385	9%	3%
APAC revenue	52,454	49,678	6%	(2)%	194,676	173,994	12%	7%
Total revenue	$559,675	$414,358	35%	4%	$1,840,631	$1,529,869	20%	4%

Revenue by transaction type:
Subscription revenue	$418,309	$302,187	38%	7%	$1,404,984	$1,157,347	21%	6%
Non-subscription revenue	141,366	112,171	26%	(3)%	435,647	372,522	17%	(3)%
Total revenue	$559,675	$414,358	35%	4%	$1,840,631	$1,529,869	20%	4%

Revenue by information domain:
Energy revenue	$217,285	$191,103			$799,157	$712,061
Product Lifecycle (PLC) revenue	260,805	137,274			735,481	501,569
Security revenue	31,250	33,328			116,101	120,852
Environment revenue	28,443	31,873			103,396	103,751
Macroeconomic Forecasting and Intersection revenue	21,892	20,780			86,496	91,636
Total revenue	$559,675	$414,358			$1,840,631	$1,529,869

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended November 30,		Year ended November 30,
	2013	2012	2013	2012
Net income	$40,810	$46,420	$131,733	$158,168
Interest income	(392)	(325)	(1,271)	(999)
Interest expense	16,226	5,736	44,582	20,573
Provision for income taxes	4,150	3,656	23,059	29,564
Depreciation	15,104	10,289	48,799	36,131
Amortization related to acquired intangible assets	35,846	21,271	109,938	82,112
EBITDA (1)(6)	$111,744	$87,047	$356,840	$325,549
Stock-based compensation expense	47,657	30,611	162,451	121,543
Restructuring charges	2,175	4,749	13,458	16,829
Acquisition-related costs	5,369	675	23,428	4,147
Impairment of assets	—	—	1,629	—
Loss on sale of assets	—	—	1,241	—
Pension mark-to-market and settlement expense	2,620	16,922	2,620	16,922
(Income) loss from discontinued operations, net	—	(11)	101	(19)
Adjusted EBITDA (2)(6)	$169,565	$139,993	$561,768	$484,971

	Three months ended November 30,		Year ended November 30,
	2013	2012	2013	2012
Net income	$40,810	$46,420	$131,733	$158,168
Stock-based compensation expense	47,657	30,611	162,451	121,543
Amortization related to acquired intangible assets	35,846	21,271	109,938	82,112
Restructuring charges	2,175	4,749	13,458	16,829
Acquisition-related costs	5,369	675	23,428	4,147
Impairment of assets	—	—	1,629	—
Loss on sale of assets	—	—	1,241	—
Pension mark-to-market and settlement expense	2,620	16,922	2,620	16,922
(Income) loss from discontinued operations, net	—	(11)	101	(19)
Income tax effect on adjusting items	(34,396)	(25,384)	(105,463)	(83,013)
Adjusted net income (3)	$100,081	$95,253	$341,136	$316,689
Adjusted earnings per diluted share (4)(6)	$1.46	$1.42	$5.06	$4.75
Weighted average shares used in computing adjusted earnings per diluted share	68,416	67,136	67,442	66,735

	Three months ended November 30,		Year ended November 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$151,786	$68,117	$496,155	$314,373
Capital expenditures on property and equipment	(25,323)	(15,033)	(90,734)	(64,732)
Free cash flow (5)(6)	$126,463	$53,084	$405,421	$249,641

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended November 30, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$90,789	$24,789	$13,125	$(67,909)	$60,794
Adjustments:
Stock-based compensation expense	—	—	—	47,657	47,657
Depreciation and amortization	39,644	8,631	868	1,807	50,950
Restructuring charges	1,038	1,003	134	—	2,175
Acquisition-related costs	1,785	3,584	—	—	5,369
Pension mark-to-market expense	—	—	—	2,620	2,620
Adjusted EBITDA	$133,256	$38,007	$14,127	$(15,825)	$169,565

	Three months ended November 30, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$72,882	$25,591	$16,553	$(59,550)	$55,476
Adjustments:
Stock-based compensation expense	—	—	—	30,611	30,611
Depreciation and amortization	23,417	6,019	354	1,770	31,560
Restructuring charges	3,533	1,092	124	—	4,749
Acquisition-related costs	675	—	—	—	675
Pension mark-to-market and settlement expense	—	5,762	—	11,160	16,922
Adjusted EBITDA	$100,507	$38,464	$17,031	$(16,009)	$139,993

	Year ended November 30, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$303,803	$81,048	$42,089	$(228,736)	$198,204
Adjustments:
Stock-based compensation expense	—	—	—	162,451	162,451
Depreciation and amortization	123,477	25,688	2,363	7,209	158,737
Restructuring charges	9,354	3,530	574	—	13,458
Acquisition-related costs	19,552	3,876	—	—	23,428
Impairment of assets	1,629	—	—	—	1,629
Loss on sale of assets	—	1,241	—	—	1,241
Pension mark-to-market expense	—	—	—	2,620	2,620
Adjusted EBITDA	$457,815	$115,383	$45,026	$(56,456)	$561,768

	Year ended November 30, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$262,953	$95,144	$46,042	$(196,852)	$207,287
Adjustments:
Stock-based compensation expense	—	—	—	121,543	121,543
Depreciation and amortization	88,456	22,188	1,065	6,534	118,243
Restructuring charges	13,430	3,033	366	—	16,829
Acquisition-related costs	3,929	218	—	—	4,147
Pension mark-to-market and settlement expense	—	5,762	—	11,160	16,922
Adjusted EBITDA	$368,768	$126,345	$47,473	$(57,615)	$484,971

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, acquisition-related costs, restructuring charges, income or loss from discontinued operations, pension settlement and mark-to-market adjustments, and gain or loss on sale of assets). All of the items included in the reconciliation from net income to adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, pension settlement and mark-to-market adjustments, impairment of assets, gain or loss on sale of assets, and income or loss from discontinued operations).

(4)	Adjusted earnings per diluted share is defined as adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, adjusted EBITDA, adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under our term loan and revolving credit agreement.